[Price Waterhouse LLP Letterhead]
                                                                    Exhibit 23.1





                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 1998, except as to Note 2, which is as of February 3, 1998, which appears on page 59 of Phelps Dodge Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 57 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP

Price Waterhouse LLP
Phoenix, Arizona
May 7, 1998